                                                                    Exhibit 10.2

                                AMENDMENT NO. 4
                                       TO
                      NETWORK MEMBERSHIP LICENSE AGREEMENT

     AMENDMENT NO. 4 TO NETWORK MEMBERSHIP LICENSE AGREEMENT ("Amendment No. 4"), dated as of October 22, 2002, by and between AT&T Corp., a New York corporation, with offices located at 32 Avenue of the Americas, New York, New York 10013, for itself and its affiliated companies (collectively, "Licensor"), and Triton PCS Operating Company L.L.C., a Delaware limited liability company, with offices located at 1100 Cassatt Road, Berwyn, PA 19312 ("Licensee"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the License Agreement referred to below.

     WHEREAS, AT&T Wireless PCS LLC, a Delaware limited liability company ("AWE") is a stockholder of Triton PCS Holdings, Inc., a Delaware corporation ("Triton PCS Holdings") that is the indirect owner of all of the membership interests of Licensee, and AT&T Wireless Services, Inc. is a Delaware corporation ("AWS") that is the sole member of AWE;

     WHEREAS, AWS, AWE and/or certain of their affiliates are parties to various agreements with Licensee and/or Triton PCS Holdings and certain of their affiliates regarding the governance and operation of Triton PCS Holdings and its affiliates;

     WHEREAS, Licensor and AWS have, for many years, used and Licensor and AWS desire that Licensee continue to use, in accordance with the terms of that certain Network Membership License Agreement, dated as of February 4, 1998, between Licensor and Licensee (as amended, and including the terms and conditions of the letter from Mary Hawkins-Key to Andrew Price, dated October 20, 1998, the "License Agreement"), as amended hereby, the Licensed Marks in connection with the Licensed Activities;

     WHEREAS, consistent with the provisions of Section 5.4 of the Brand License Agreement entered into between Licensor and AWS on June 4, 2001 ("AT&T-AWS Brand License Agreement"), AWS has requested that Licensor continue to license Licensee and gives Licensor permission to continue to license Licensee, and Licensor is willing to continue to license and allow Licensee to use the Licensed Marks under the terms and conditions set forth in the License Agreement, as amended hereby; and

     WHEREAS, each of Licensee and Licensor desires to amend the License Agreement to include AWS as a party thereto and provide for the further rights and obligations of the parties thereunder set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
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     1. Addition of AWS as a Party. Each of Licensor and Licensee hereby agrees that, notwithstanding any term set forth in the License Agreement, by virtue of its acknowledgement of this Amendment No. 4 in the space set forth below, as of the date hereof AWS shall be a party to the License Agreement, subject and entitled to all of the rights, duties and obligations of AWS as set forth in this Amendment No. 4.

     2. Amendment of Section 11.1(a). Section 11.1(a) of the License Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     "(a) This Agreement shall commence on February 4, 1998 and shall be in effect for six (6) years following such date, unless terminated earlier pursuant to this Section 11. At the end of the initial term, this Agreement shall renew for a five (5) year term if Licensor notifies Licensee in writing of Licensor's desire to so renew no later than ninety (90) days prior to the end of the initial term and Licensee, within thirty (30) days of its receipt of such notice from Licensor, informs Licensor and AWS in writing of its agreement to so renew, provided, that, subject to the succeeding proviso, Licensor shall be obligated to notify Licensee by the foregoing deadline of such renewal if AT&T Wireless Services, Inc. ("AWS"), in its sole discretion, requests Licensor in writing to do so, provided, further, that Licensor shall not be obligated to renew this Agreement at the request of AWS following the initial term if, at the time AWS makes such request, a Significant Breach by Licensee has occurred and is continuing and Licensor notifies AWS of its intent to pursue its remedies with respect thereto. If AWS does not make the request of Licensor provided for in the foregoing sentence, Licensor may not, without AWS's prior written consent, cause the renewal of this Agreement following the initial term."

     3.[INTENTIONALLY LEFT BLANK]

     4. Amendment of Section 11.3. Section 11.3. is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

      "11.3 Termination Obligations. In the event this Agreement expires or terminates pursuant to this Section 11:


      (a) Licensee shall immediately cease use of the Licensed Marks upon expiration or notice of termination, except that, other than upon expiration under Section 11.1(a), Licensee shall have the right to continue to use the Licensed Marks (including without limitation, Licensee's then existing inventory of Marketing Materials bearing the Licensed Marks) to the extent such use is otherwise in accordance with the provisions of this Agreement for a period of up to ninety (90) days following such termination; and

      (b) Licensee shall have no further rights under this Agreement, except as amended in Section 11.5."

     5. Amendment to Section 14.


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         (a)  Section 14 of the License Agreement is hereby amended to include
AWS as an addressee of all notices, requests, demands or other communications required to be delivered to it by virtue of its being a party to the License Agreement, which materials shall be sent to the following addresses in accordance with the instructions set forth in such Section 14:

         AT&T Wireless Services, Inc.
         7277 164th Avenue N.E.
         Redmond, Washington 98052
         Attention: Robert Stokes
         Facsimile: (425) 580-8050

         with a copy to:

         AT&T Wireless Services, Inc.
         7277 164th Avenue N.E.
         Redmond, Washington 98052
         Attention: Glenn Blumstein
         Facsimile: (425) 580-7825

         (b) In addition to the terms of Section 5(a), each party acknowledges and agrees that AWS shall receive, in accordance with the foregoing notice provision, complete copies of all materials sent by Licensor to Licensee or Licensee to Licensor pursuant to the terms of the License Agreement, in each case concurrently with the transmittal thereof (regardless of how such transmittal is made).

         (c) Section 14 of the License Agreement is hereby amended to correct Licensee's address as follows:

         Triton PCS Operating Company LLC
         1100 Cassatt Road
         Berwyn, PA 19312
         Attention:    Michael E. Kalogris
                       Steven R. Skinner
                       David D. Clark
         Fax No.: 610-993-2685

         6. Amendment of Section 19. Section 19 of the License Agreement is hereby amended to add the following subsections "19.9" and "19.10":

         19.9 *****

*****Certain information on this page has been omitted from this filing and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       3

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     "19.10 Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto and their successors and permitted assigns."

     7.   [INTENTIONALLY LEFT BLANK].

     8.   [INTENTIONALLY LEFT BLANK].

     9.   [INTENTIONALLY LEFT BLANK].

     10. No Diminishment. Nothing in this Amendment No. 4 shall be construed in any way to diminish or condition any of the rights or exclusivity granted to AWS under the AT&T-AWS Brand License Agreement, other than for the temporary, limited and narrow incursion on AWS's exclusivity in the Licensed Territory made during the term of the License Agreement by the license granted to Licensee under section 2.1 thereof, which license is granted at AWS's request and with its permission.

     11. Severability of Provisions. Any provision of this Amendment No. 4 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     12. Agreement to Remain in Full Force and Effect. This Amendment No. 4 shall be deemed to be an amendment to the License Agreement. All references to the License Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the License Agreement as amended hereby. Except as amended hereby, the License Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

     13. Headings. The headings in this Amendment No. 4 are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 4 or any provision hereof.

     14. Counterparts. This Amendment No. 4 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment No. 4.

     15. Applicable Law; Jurisdiction. The construction, performance and interpretation of this Amendment No. 4 shall be governed by the U.S. Trademark Act, 15 U.S.C. 1051 et seq., and the internal, substantive laws of the State of New York, without regard to its principles of conflicts of law; provided that if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Amendment No. 4 to effectuate their original intent as closely as possible.

     16.  Other Agreements.



                                       4
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     (a) All the Parties hereto agree that no provision of this Amendment No. 4 shall be deemed an acknowledgement or agreement by any party that Triton PCS Holdings, Licensee or any of their affiliates are a party to or otherwise subject to or bound by the terms of the AT&T-AWS Brand License Agreement, nor shall it be deemed evidence that any such entity has any responsibility for the terms of such agreement.

     (b) *****


                            [Signature Page Follows]











***** Certain information on this page has been omitted from this filing and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.




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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 as of the date first above written.

                                        AT&T CORP.


                                        By:   /s/ Frank L. Politano
                                           -------------------------------------
                                              Name: Frank L. Politano
                                              Title: Assistant Secretary

                                        TRITON PCS OPERATING COMPANY
                                        L.L.C. (By Triton Management Company,
                                        Inc., its manager)

                                        By:   /s/ David D. Clark
                                           -------------------------------------
                                              Name: David D. Clark
                                              Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

AT&T WIRELESS SERVICES, INC.

By:   /s/ Robert Stokes
   -------------------------------------
      Name: Robert Strokes
      Title: SVP Corporate Development